                                                                   EXHIBIT 4.1.6


                                    INDENTURE


                                     between



              ONYX ACCEPTANCE RESIDUAL FUNDING OWNER TRUST 2000-A,
                                   as Issuer,


                                       and


                            THE CHASE MANHATTAN BANK,
                              as Indenture Trustee


                                -----------------


                           Dated as of March 29, 2000

                                TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
ARTICLE I - DEFINITIONS AND INCORPORATION BY REFERENCE...............................1
         Section 1.01   Definitions..................................................1
         Section 1.02   Rules of Construction.......................................12
         Section 1.03   Calculations................................................12
         Section 1.04   Accounting Terms............................................12

ARTICLE II - THE NOTES..............................................................12
         Section 2.01   Form........................................................12
         Section 2.02   Execution, Authentication and Delivery......................13
         Section 2.03   Temporary Notes.............................................13
         Section 2.04   Registration; Registration of Transfer and Exchange.........13
         Section 2.05   Mutilated, Destroyed, Lost or Stolen Notes..................15
         Section 2.06   Persons Deemed Owner........................................15
         Section 2.07   Payment of Principal and Interest; Defaulted Interest.......15
         Section 2.08   Cancellation................................................17
         Section 2.09   Restrictions on Transfer....................................17
         Section 2.10   Release of Collateral.......................................18
         Section 2.11   Tax Treatment...............................................18
         Section 2.12   ERISA.......................................................18

ARTICLE III - COVENANTS.............................................................19
         Section 3.01   Payment of Principal and Interest...........................19
         Section 3.02   Maintenance of Office or Agency.............................19
         Section 3.03   Money for Payments to be Held in Trust......................19
         Section 3.04   Existence...................................................21
         Section 3.05   Protection of Trust Property................................21
         Section 3.06   Opinions as to Trust Property...............................21
         Section 3.07   Performance of Obligations..................................22
         Section 3.08   Negative Covenants..........................................22
         Section 3.09   Reporting by the Administrator..............................23
         Section 3.10   Annual Statement as to Compliance...........................24
         Section 3.11   Issuer May Consolidate, etc. Only on Certain Terms..........24
         Section 3.12   Successor Transferee........................................26
         Section 3.13   No Other Business...........................................27
         Section 3.14   Restricted Payments.........................................27
         Section 3.15   Notice of Events of Default.................................27
         Section 3.16   Further Instruments and Acts................................27
         Section 3.17   Compliance with Laws........................................27
         Section 3.18   Amendments of Sale and Assignment
                           Agreement and Trust Agreement ...........................27

ARTICLE IV - SATISFACTION AND DISCHARGE.............................................28
         Section 4.01   Satisfaction and Discharge of Indenture.....................28
         Section 4.02   Application of Trust Money..................................28
         Section 4.03   Repayment of Monies Held by Paying Agent....................29

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

                          TABLE OF CONTENTS (Continued)

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
ARTICLE V - EVENTS OF DEFAULT; REMEDIES.............................................29
         Section 5.01   Events of Default...........................................29
         Section 5.02   Rights Upon Event of Default................................30
         Section 5.03   Collection of Indebtedness and Suits for Enforcement
                           by Indenture Trustee.....................................30
         Section 5.04   Remedies....................................................32
         Section 5.05   Optional Preservation of the Trust Property.................33
         Section 5.06   Priorities..................................................33
         Section 5.07   Limitation of Suits.........................................34
         Section 5.08   Unconditional Rights of Noteholders to Receive
                           Principal and Interest...................................35
         Section 5.09   Restoration of Rights and Remedies..........................35
         Section 5.10   Rights and Remedies Cumulative..............................35
         Section 5.11   Delay or Omission Not a Waiver..............................36
         Section 5.12   Control by Noteholders......................................36
         Section 5.13   Waiver of Past Defaults.....................................36
         Section 5.14   Undertaking for Costs.......................................36
         Section 5.15   Waiver of Stay or Extension Laws............................37
         Section 5.16   Action on Notes.............................................37
         Section 5.17   Performance and Enforcement of Certain Obligations..........37

ARTICLE VI - THE INDENTURE TRUSTEE..................................................38
         Section 6.01   Duties of Indenture Trustee.................................38
         Section 6.02   Rights of Indenture Trustee.................................40
         Section 6.03   Individual Rights of Indenture Trustee......................41
         Section 6.04   Indenture Trustee's Disclaimer..............................41
         Section 6.05   Notice of Defaults..........................................41
         Section 6.06   Reports by Indenture Trustee to Holders.....................41
         Section 6.07   Compensation and Indemnity..................................41
         Section 6.08   Replacement of Indenture Trustee............................42
         Section 6.09   Successor Indenture Trustee by Merger.......................43
         Section 6.10   Appointment of Co-Indenture Trustee or Separate
                            Indenture Trustee.......................................43
         Section 6.11   Eligibility; Disqualification...............................44
         Section 6.12   Representations and Warranties of Indenture Trustee.........45

ARTICLE VII - NOTEHOLDERS' LISTS AND REPORTS........................................45
         Section 7.01   Issuer to Furnish Indenture Trustee Names and
                           Addresses of Noteholders ................................45
         Section 7.02   Preservation of Information; Communications
                        to Noteholders..............................................45
         Section 7.03   Fiscal Year of Issuer.......................................45

ARTICLE VIII -  ACCOUNTS, DISBURSEMENTS AND RELEASES................................45
         Section 8.01   Collection of Money.........................................45
         Section 8.02   Establishment of Trust Accounts.............................46
         Section 8.03   Collection Account..........................................46
         Section 8.04   Trust Spread Account........................................47

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

                          TABLE OF CONTENTS (Continued)

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                                                                                   ----
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         Section 8.05   Trigger Spread Account......................................48
         Section 8.06   Distributions...............................................48
         Section 8.07   Statements to Noteholders...................................50
         Section 8.08   Release of Collateral.......................................51
         Section 8.09   Opinion of Counsel..........................................51

ARTICLE IX - SUPPLEMENTAL INDENTURES................................................51
         Section 9.01   Supplemental Indentures Without Consent of Noteholders......51
         Section 9.02   Supplemental Indentures With Consent of Noteholders.........52
         Section 9.03   Execution of Supplemental Indentures........................53
         Section 9.04   Effect of Supplemental Indenture............................54
         Section 9.05   Reference in Notes to Supplemental Indentures...............54

ARTICLE X - REDEMPTION OF NOTES.....................................................54
         Section 10.01   Redemption.................................................54
         Section 10.02   Form of Redemption Notice..................................54
         Section 10.03   Notes Payable on Redemption Date...........................55

ARTICLE XI - MISCELLANEOUS..........................................................55
         Section 11.01   Compliance Certificates and Opinions, etc..................55
         Section 11.02   Form of Documents Delivered to Indenture Trustee...........56
         Section 11.03   Acts of Noteholders........................................57
         Section 11.04   Notices, etc., to Indenture Trustee, Issuer and
                             Rating Agency..........................................57
         Section 11.05   Notices to Noteholders; Waiver.............................58
         Section 11.06   Alternate Payment and Notice Provisions....................58
         Section 11.07   Effect of Headings and Table of Contents...................58
         Section 11.08   Successors and Assigns.....................................58
         Section 11.09   Separability...............................................59
         Section 11.10   Benefits of Indenture......................................59
         Section 11.11   Legal Holidays.............................................59
         Section 11.12   Governing Law..............................................59
         Section 11.13   Counterparts...............................................59
         Section 11.14   Recording of Indenture.....................................59
         Section 11.15   Trust Obligation...........................................59
         Section 11.16   No Petition................................................60
         Section 11.17   Inspection.................................................60
         Section 11.18   Limitation of Liability of Owner Trustee...................60

                                    EXHIBITS
Schedule I   - Amortization Schedule for the Class A Notes
Schedule II  - Schedule of Trigger Ratios
Schedule III - Location and Account Numbers of Trust Accounts
Exhibit A-1  - Form of Class A Note
Exhibit B    - Form of Class B Note
Exhibit C1   - Form of Transferor Representation Letter (with QIB representation)
Exhibit C2   - Form of Transferor Representation Letter (without QIB representation)
Exhibit C3   - Form of Transferee Representation Letter (with QIB representation)
Exhibit C4   - Form of Transferee Representation Letter (other exemption)
Exhibit D    - Form of Transferee ERISA Letter

     This Indenture, dated as of March 29, 2000 is between Onyx Acceptance Residual Funding Owner Trust 2000-A, a Delaware business trust, as the Issuer, and The Chase Manhattan Bank, a New York banking corporation, as the Indenture Trustee.

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's 9.79% Class A Notes (the "CLASS A NOTES") and 10.50% Class B Notes (the "CLASS B NOTES", and, together with the Class A Notes, the "NOTES"):

                                 GRANTING CLAUSE

     The Issuer hereby Grants to the Indenture Trustee for the benefit of the Holders of the Notes on the Closing Date, without recourse, all of the Issuer's right, title and interest in, to and under the Trust Property.

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice within Classes, and subject to the priorities and distinctions between Classes as set forth in this Indenture, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes may be adequately and effectively protected.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE


     Section 1.01 Definitions.

     (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

     "ACCELERATED PRINCIPAL COMMENCEMENT DATE" means the first Quarterly Payment Date on or after which any of the following events have occurred:

         (i) The Trigger Ratio exceeds the ratio labeled "1.75 Times Trigger" for such Quarterly Payment Date, as set forth in Schedule II attached hereto.

         (ii) The aggregate number of contracts prepaid in any calendar quarter with respect to any single Underlying Securitization Transaction exceeds 6% of the aggregate number of contracts related to such Underlying Securitization Transaction as of the closing date for such Underlying Securitization Transaction.

         (iii) Onyx or the Seller fails to perform and observe all of its respective obligations and agreements contained in the Basic Documents, to the extent any such failure causes a material adverse effect to the Noteholders.

         (iv) The Class A Notes are downgraded below "BBB" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         (v) Either Onyx or the Seller defaults on any of its respective aggregate debt obligations in excess of $5,000,000.

         (vi) Either Onyx or the Seller defaults in the observance or performance of any covenant or agreement in any material respect made in the Basic Documents, and such default shall continue or not be cured for a period of 30 days after such party's actual knowledge of such default or notice thereof shall have been given, by registered or certified mail, to Onyx or the Seller as applicable, by the Indenture Trustee, or to Onyx, the Seller and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Highest Priority Class or (ii) any representation or warranty made by either Onyx or the Seller in the Basic Documents or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after such party's actual knowledge of such breach or notice thereof is given to Onyx or the Seller, as applicable, by the Indenture Trustee, or to Onyx, the Seller and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Highest Priority Class.

         (vii) An insolvency event of the type described in Section 5.01(d) or
     (e) occurs with respect to either the Administrator or the Seller.

         (viii) Onyx is removed as the servicer with respect to any Underlying Securitization Transaction.

         (ix) The Internal Revenue Service or the Pension Benefit Guarantee Corporation files a notice of lien with respect to the assets of Onyx or the Seller in excess of $500,000.

     "ACT" shall have the meaning specified in Section 11.03(a).

     "ADMINISTRATION AGREEMENT" means the Administration Agreement, dated as of the date hereof, among the Administrator, the Issuer, the Seller, the Indenture Trustee and the Trust Agent.

     "ADMINISTRATOR" means Onyx, or any successor Administrator under the Administration Agreement.

     "ADMINISTRATOR REPORT DATE" means, with respect to any Payment Date, the fifth day prior to such Payment Date.

     "AFFILIATE" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, contract or otherwise; and the terms "controlling" or "controlled" have meanings correlative to the foregoing.

     "AUTHORIZED OFFICER" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee or the Trust Agent, as the case may be, in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee or the Trust Agent, as the case may be, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on a list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "AVAILABLE FUNDS" means, with respect to any Payment Date, the amount on deposit in the Collection Account on such Payment Date.

     "BASIC DOCUMENTS" means the Certificate of Trust, the Trust Agreement, the Sale and Assignment Agreement, the Administration Agreement and this Indenture.

     "BENEFIT PLAN" means (i) an employee benefit plan (as such term is defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or other day on which commercial banks located in California or New York are authorized or required to be closed.

     "CERTIFICATE DISTRIBUTION ACCOUNT" means the account established and maintained as such by the Trust Agent pursuant to Section 5.01 of the Trust Agreement.

     "CERTIFICATE OF TRUST" means the Certificate of Trust of the Issuer substantially in the form of Exhibit A to the Trust Agreement.

     "CLASS" means all Notes whose form is identical except for variation in denomination, principal amount or owner.

     "CLASS A NOTE" means any Class A Note in the form attached hereto as Exhibit A.

     "CLASS A NOTE ACCELERATED PRINCIPAL PAYMENT AMOUNT" means, with respect to any Quarterly Payment Date occurring on or after the Accelerated Principal Commencement Date, the amount which would remain on deposit in the Collection Account for such Quarterly Payment Date after giving effect to payments pursuant to Section 8.06(b)(i), (ii) and (iii) without regard to the inclusion of such amount as part of the Class A Note Principal Payment Amount until all of the Class A Notes have been paid in full.

     "CLASS A NOTE INTEREST PAYMENT AMOUNT" means, with respect to any Monthly Payment Date and the Class A Notes, interest at the applicable Interest Rate on the Outstanding Amount of the Class A Notes (computed on the basis of a 360-day year of twelve 30-day months) from the preceding Monthly Payment Date (or, in the case of the first Monthly Payment Date, the Closing Date) to, but excluding such Monthly Payment Date, plus any accrued and unpaid interest with respect to a prior Monthly Payment Date together (to the extent legally permissible) with interest thereon at the applicable Interest Rate.

     "CLASS A NOTE PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Quarterly Payment Date, the excess of the Class A Note Principal Payment Amount for such Quarterly Payment Date over the amount in respect of principal that is actually paid to the Class A Noteholders on such Quarterly Payment Date.

     "CLASS A NOTE PRINCIPAL PAYMENT AMOUNT" means, with respect to any Quarterly Payment Date, the sum of (i) the principal set forth in the amortization schedule attached hereto as Schedule I with respect to the Class A Notes for such Quarterly Payment Date, (ii) the Class A Note Accelerated Principal Payment Amount and (iii) any outstanding Class A Note Principal Carryover Shortfall for the immediately preceding Quarterly Payment Date; provided, however, that the Class A Note Principal Payment Amount shall not exceed the aggregate outstanding principal amount of the Class A Notes.

     "CLASS A STATED MATURITY DATE" means the Quarterly Payment Date occurring in January 2004.

     "CLASS B NOTE" means any Class B Note, substantially in the form attached hereto as Exhibit B.

     "CLASS B NOTE INTEREST PAYMENT AMOUNT" means, with respect to any Quarterly Payment Date, interest at the applicable Interest Rate on the Outstanding Amount of the Class B Notes (computed on the basis of a 360-day year of twelve 30-day months) from the preceding Quarterly Payment Date (or, in the case of the first Quarterly Payment Date, the Closing Date) to, but excluding, such Quarterly Payment Date, plus any accrued and unpaid interest with respect to a prior Quarterly Payment Date at the applicable Interest Rate.

     "CLASS B NOTE PRINCIPAL PAYMENT AMOUNT" means, with respect to any Quarterly Payment Date occurring after the Outstanding Amount of the Class A Notes has been reduced to zero, the amount which remains on deposit in the Collection Account for such Quarterly Payment Date after giving effect to payments pursuant to Section 8.06(b)(i) through (vi).

     "CLASS B STATED MATURITY DATE" means the Quarterly Payment Date occurring in January 2005.

     "CLOSING DATE" means March 29, 2000.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLECTION ACCOUNT" means the account established and maintained as such by the Indenture Trustee pursuant to Section 8.02(a)(i).

     "CONTRACT RIGHTS" has the meaning set forth in the Sale and Assignment Agreement.

     "CORPORATE TRUST OFFICE" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 450 West 33rd Street, 14th Floor, New York, New York, 10001-2697,
Attention: Capital Markets Fiduciary Services: Onyx Residual Funding 2000-A; or at such other address at the Indenture Trustee may designate from time to time by notice to the Noteholders and the Seller.

     "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "ELIGIBLE ACCOUNT" means a trust account that is either (a) maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity.

     "ELIGIBLE INSTITUTION" means institutions whose (i) commercial paper, short-term debt obligations, or other short-term deposits are rated at least "A-1" by Standard & Poor's if the deposits are to be held in the account for less than 30 days; or (ii) long-term unsecured debt obligations are rated at least "AA-" if the deposits are to be held in the account more than 30 days.

     "ELIGIBLE INVESTMENTS" means any one or more of the following obligations or securities, all of which shall be denominated in United States dollars:

     (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America and the direct obligations of, or obligations fully guaranteed by, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association;

     (b) demand and time deposits in, certificates of deposit of, banker's acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or the Owner Trustee) incorporated under the laws of the United States of America or any State and subject to supervision and examination by Federal and/or State banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the long-term, unsecured debt obligations of such depository institution or trust company have credit ratings from Standard & Poor's at least equal to "AA-";

     (c) repurchase obligations with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed as to timely payment of principal and interest by an agency or instrumentality of the United States of America, in either case entered into with any depository institution or trust company (including the Indenture Trustee and the Owner Trustee), acting as principal, described in clause (b) above;

     (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which at the time of such investment or contractual commitment providing for such investment have long-term, unsecured debt obligations rated by Standard & Poor's "AA-" or better; provided, however, that securities issued by any corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Amount of the Notes;

     (e) commercial paper having the highest rating by Standard & Poor's at the time of such investment; and

     (f) investments in money market funds or money market mutual funds having a rating from Standard & Poor's in the highest investment category granted thereby, including funds for which the Indenture Trustee, the Owner Trustee or any of their respective Affiliates is investment manager or advisor.

     "ERISA" shall have the meaning assigned to it in the Trust Agreement.

     "EVENT OF DEFAULT" shall have the meaning specified in Section 5.01.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXECUTIVE OFFICER" means, with respect to any corporation or bank, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or bank; and with respect to any partnership, any general partner thereof.

     "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Trust Property or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Trust Property and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "HIGHEST PRIORITY CLASS" means the Class A Notes until the Outstanding Amount of the Class A Notes has been reduced to zero and thereafter, the Class B Notes.

     "HOLDER" means the Person in whose name a Note is registered in the Note Register.

     "INDEBTEDNESS" means, with respect to any Person at any time, (i) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (ii) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (iv) obligations issued for or liabilities incurred on the account of such Person;
(v) obligations or liabilities of such Person arising under acceptance facilities; (vi) obligations of such Person under any guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (vii) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (viii) obligations of such Person under any interest rate or currency exchange agreement.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INDENTURE TRUSTEE" means The Chase Manhattan Bank, not in its individual capacity, but solely as the Indenture Trustee under this Indenture, its successors in interest and any successor Indenture Trustee under the Indenture.

     "INDEPENDENT" when used with respect to any specified Person, means such a Person who (i) is in fact independent of the Issuer, the Seller and any of their respective Affiliates, (ii) is not a director, officer or employee of the Issuer, the Seller or any of their respective Affiliates, (iii) is not a person related to any officer or director of the Issuer, the Seller or any of their respective Affiliates, (iv) is not a holder (directly or indirectly) of more than 10% of any voting securities of the Issuer, the Seller or any of their respective Affiliates, and (v) is not connected with the Issuer, the Seller or any of their respective Affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "INTEREST ACCRUAL PERIOD" means, (i) for the Class A Notes, with respect to any Monthly Payment Date, the period from and including the prior Monthly Payment Date (or, in the case of the first Monthly Payment Date, the Closing
Date) to but excluding the applicable Monthly Payment Date and (ii) for the Class B Notes, with respect to any Quarterly Payment Date, the period from and including the prior Quarterly Payment Date (or, in the case of the first Quarterly Payment Date, the Closing Date) to but excluding the applicable Quarterly Payment Date.

     "INTEREST RATE" means with respect to the Class A Notes, 9.79% per annum and with respect to the Class B Notes, 10.50% per annum.

     "ISSUER" means Onyx Acceptance Residual Funding Owner Trust 2000-A and its successors.

     "ISSUER ORDER" and "ISSUER REQUEST" means a written order or request signed in the name of the Issuer by an Authorized Officer and delivered to the Indenture Trustee.

     "MONTHLY PAYMENT DATE" means the 20th day of each month or if such date is not a Business Day, the following Business Day, commencing on April 20, 2000.

     "NOTE OWNER" means the Person who is the owner of a Note, as reflected on the books of the Note Registrar.

     "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in Section 2.04.

     "NOTES" means the Class A Notes and the Class B Notes.

     "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to, the Indenture Trustee.

     "ONYX" means Onyx Acceptance Corporation, and its successors.

     "OPINION OF COUNSEL" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Seller or the Issuer and who shall be satisfactory to the Indenture Trustee and which shall comply with any applicable requirements of
Section 11.01, and shall be in form and substance satisfactory to the Indenture Trustee.

     "OUTSTANDING" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

         (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

         (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice, satisfactory to the Indenture Trustee, has been made); and

         (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, the Seller or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, the Seller or any of their respective Affiliates.

     "OUTSTANDING AMOUNT" means the aggregate principal amount of all Notes of one Class or of all Classes, as the case may be, Outstanding at the date of determination.

     "OWNER TRUSTEE" means Bankers Trust (Delaware), not in its individual capacity but solely as the Owner Trustee under the Trust Agreement acting on behalf of the Holders of the Trust Certificates, their successors in interest and any successor Owner Trustee under the Trust Agreement.

     "PAYING AGENT" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 and is authorized by the Issuer to make the distributions from the Collection Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

     "PAYMENT DATE" means a Monthly Payment Date or a Quarterly Payment Date, as applicable.

     "PAYMENT DATE STATEMENT" shall have the meaning specified in Section 3.09.

     "PERSON" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PLAN" shall have the meaning specified in Section 2.09(c).

     "PLAN INVESTOR" shall have the meaning specified in Section 2.09(c).

     "PTCE" shall have the meaning specified in Section 2.12.

     "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

     "QUARTERLY PAYMENT DATE" means the 20th day of each January, April, July and October or if such date is not a Business Day, the following Business Day, commencing on April 20, 2000.

     "RATING AGENCY" means Standard & Poor's.

     "RATING AGENCY CONDITION" means, with respect to any action, that Standard & Poor's shall have been given ten Business Days (or such shorter period as is acceptable to Standard & Poor's) prior notice thereof and that Standard & Poor's shall have notified the Administrator in writing that such action will not result in a qualification, reduction or withdrawal of its then-current rating of the Class A Notes.

     "RECORD DATE" means, with respect to a Payment Date or Redemption Date, the close of business on the last day of the calendar month immediately preceding the month in which such Payment Date or Redemption Date occurs, except with respect to the first Monthly Payment Date, the Record Date will be the Closing Date.

     "REDEMPTION DATE" means the Quarterly Payment Date specified by the Issuer pursuant to Section 10.01.

     "REDEMPTION PRICE" means an amount equal to the Outstanding Amount of the Notes redeemed plus accrued and unpaid interest thereon at the respective Interest Rates of each Class of Notes being so redeemed to but excluding the Redemption Date.

     "REGISTERED HOLDER" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

     "RESPONSIBLE OFFICER" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office, including any Vice President, assistant secretary or other officer of assistant officer of the Indenture Trustee customarily performing functions similar to those performed by the people who at such time shall be officers and has direct responsibility for the administration of this Indenture.

     "SALE AND ASSIGNMENT AGREEMENT" means the Sale and Assignment Agreement, dated as of the date hereof, between the Issuer, the Seller, the Indenture Trustee and the Trust Agent.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLER" means, Onyx Acceptance Financial Corporation, in its capacity as the seller of the Underlying Certificates and the assignor of the Contract Rights under the Sale and Assignment Agreement, and each successor thereto (in the same capacity) pursuant to Section 3.02 of the Sale and Assignment Agreement.

     "SIMILAR LAW" shall have the meaning specified in Section 2.09(c).

     "STATE" means any one of the 50 states of the United States or the District of Columbia.

     "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

     "STATED MATURITY DATE" means with respect to the Class A Notes, the Class A Stated Maturity Date, and with respect to the Class B Notes, the Class B Stated Maturity Date.

     "TERMINATION DATE" means the date on which the Indenture Trustee shall have received payment and performance of all amounts and obligations which the Issuer may owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Notes.

     "TRIGGER EVENT" means, with respect to any Quarterly Payment Date, the (i) Trigger Ratio exceeds the ratio labeled "1.5 Times Trigger" for such Quarterly Payment Date but is less than the ratio labeled "1.75 Times Trigger" for such Quarterly Payment Date, each as set forth in Schedule II attached hereto or (ii) the occurrence of an "Indenture Event of Default" or a "Servicer Termination Event" in an Underlying Securitization Transaction, which Underlying Securitization Transaction or Transactions, as applicable, represents more than 20% by aggregate outstanding pool balance of all Underlying Securitization Transactions.

     "TRIGGER RATIO" means, with respect to a Quarterly Payment Date, the aggregate net losses on the contracts related to the Underlying Certificates and Contract Rights in the calendar quarter immediately preceding such Quarterly Payment Date, divided by the average aggregate contract balance of all 15 pools related to the Underlying Certificates and Contract Rights as of the beginning of each month of that calendar quarter.

     "TRIGGER SPREAD ACCOUNT" means the account established and maintained as such by the Indenture Trustee pursuant to Section 8.02(a)(iii).

     "TRUST" means the Issuer.

     "TRUST ACCOUNTS" means the Collection Account, the Certificate Distribution Account, the Trust Spread Account and the Trigger Spread Account.

     "TRUST AGENT" means The Chase Manhattan Bank, as agent of the Owner Trustee under the Trust Agreement, and any successor Trust Agent thereunder.

     "TRUST AGREEMENT" means the Trust Agreement, dated as of March 29, 2000, among the Seller, the Owner Trustee and the Trust Agent.

     "TRUST CERTIFICATE" means an instrument in the form attached as Exhibit B to the Trust Agreement and evidencing the Residual Interest.

     "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended, as in force on the date hereof, unless otherwise specifically provided.

     "TRUST PROPERTY" has the meaning set forth in the Sale and Assignment Agreement.

     "TRUST SPREAD ACCOUNT" means the account established and maintained as such by the Indenture Trustee pursuant to Section 8.02(a)(ii).

     "TRUST SPREAD ACCOUNT MAXIMUM" means, with respect to any Payment Date, the greater of (i) 6% of the Outstanding Amount of the Class A Notes, after giving effect to payments to be made to the holders of the Class A Notes on such Payment Date and (ii) the lesser of (a) 2% of the Outstanding Amount of the Class A Notes on the Closing Date and (b) the Outstanding Amount of the Class A Notes, after giving effect to payments to be made to the Class A Noteholders on such Payment Date.

     "UNDERLYING CERTIFICATES" has the meaning specified in the Sale and Assignment Agreement.

     "UNDERLYING SECURITIZATION TRANSACTIONS" means the transactions set forth in Schedule III to the Sale and Assignment Agreement.

     "UNITED STATES" means the United States of America.

     Section 1.02 Rules of Construction. Unless the context otherwise requires:

         (i) a term has the meaning assigned to it;

         (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

         (iii) "or" is not exclusive;

         (iv) "including" means including without limitation;

         (v) words in the singular include the plural and words in the plural include the singular;

         (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns; and

         (vii) the words "hereof," "herein" and "hereunder" and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; Section, subsection and Schedule references contained in this Indenture are references to Sections, subsections and Schedules in or to this Indenture unless otherwise specified.

     Section 1.03 Calculations. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

     Section 1.04 Accounting Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America.

                                   ARTICLE II

                                    THE NOTES

     Section 2.01 Form. The Class A Notes and the Class B Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth as Exhibits A and B to this Indenture with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits A and B hereto are part of the terms of this Indenture.

     Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by an Authorized Officer, as provided in the Trust Agreement. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     The Indenture Trustee shall, upon receipt of an Issuer Order, authenticate and deliver for original issue the following initial Outstanding Amount of
Notes: (i) $49,000,000 of Class A Notes and (ii) $10,000,000 of Class B Notes. The Outstanding Amount of Class A Notes and Class B Notes outstanding at any time may not exceed such respective amounts, except as otherwise provided in
Section 2.05.

     Each Note shall be dated the date of its authentication. The Notes shall be issuable as definitive, fully registered, physical certificates on the date of issuance in the minimum denomination of $1,000,000 and in integral multiples of $1,000 in excess thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in the forms of Notes attached as exhibits to this Indenture executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03 Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like tenor and principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

     Section 2.04 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "NOTE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall be "NOTE REGISTRAR" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

     If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Holder shall obtain from the Indenture Trustee, the Notes which the Holder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the city of New York or the city in which the Corporate Trust Office is located, or by a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.03 or 9.05 not involving any transfer.

     The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

     Section 2.05 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by them to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 2.06 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any of their respective agents may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.

     Section 2.07 Payment of Principal and Interest; Defaulted Interest.

     (a) Each Class of Notes shall accrue interest during the related Interest Accrual Period at the related Interest Rate, and such interest shall be payable on each Monthly Payment Date with respect to the Class A Notes and on each Quarterly Payment Date with respect to the Class B Notes, as specified in such Notes, subject to Section 3.01 and the priority of payments set forth in Section 8.06. Interest accrued on any Class A Note but not paid on any Payment Date will be due on the immediately succeeding Payment Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate, subject to Section 3.01 and the priority of payments set forth in Section 8.06. Interest accrued on any Class B Note but not paid on any Quarterly Payment Date will be due on the immediately succeeding Quarterly Payment Date, subject to Section 3.01 and the priority of payments set forth in Section 8.06. Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date or, in the case of a Person holding one or more Notes of a particular Class with an aggregate initial balance of not less than $1,000,000, payment will be made by wire transfer in immediately available funds to the account designated in writing to the Indenture Trustee by such Person at least five Business Days prior to the related Record Date, except for the final installment of principal payable with respect to such Note on a Quarterly Payment Date, a Redemption Date or on the related Stated Maturity Date, as the case may be (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.01), which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

     (b) The principal of each Note shall be payable on each Quarterly Payment Date to the extent provided in Section 8.06(b). Notwithstanding the foregoing, the entire unpaid principal amount of the Notes of a Class of Notes shall be due and payable, if not previously paid, on the earlier of:

         (i) the Stated Maturity Date of such Class;

         (ii) the Redemption Date; or

         (iii) if an Event of Default shall have occurred and be continuing, the date on which the Holders representing not less than 66 2/3% of the Outstanding Amount of the Highest Priority Class have declared the Notes to be immediately due and payable in the manner provided in Section 5.02.

All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Quarterly Payment Date on which the Issuer notifies the Indenture Trustee in writing that the final installment of principal of, and interest on, such Note will be paid. Such notice shall be mailed within five Business Days of such Quarterly Payment Date or receipt of notice of termination of the Trust pursuant to Section 4.01(b) of the Sale and Assignment Agreement and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02. In addition, the Administrator shall notify the Rating Agency upon the final payment of interest and principal of each Class of Notes, and upon the termination of the Trust, in each case pursuant to the Administration Agreement.

     Section 2.08 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     Section 2.09 Restrictions on Transfer.

     (a) The Notes have not been registered or qualified under the Securities Act or the securities laws of any State. No Note may be transferred unless such
Note is resold (i) pursuant to a valid registration statement under the Securities Act and any applicable state securities or "Blue Sky" laws, (ii) pursuant to Rule 144A under the Securities Act or (iii) pursuant to another exemption available under the Securities Act and, in each case, in compliance with any applicable state securities or "Blue Sky" laws.

     (b) Prior to a transfer of a Note pursuant to Rule 144A under the Securities Act, the Indenture Trustee shall require a transferor's representation letter in the form attached hereto as Exhibit C-1, or a transferor's representation letter and a transferee's letter in the forms attached hereto as Exhibit C-2 and Exhibit C-3, respectively, be delivered to the Issuer and the Indenture Trustee. Prior to a transfer of a Note pursuant to another exemption available under the Securities Act, the Trustee shall require a transferee's representation letter in the form attached hereto as Exhibit C-4, or such other representations (or an acceptable opinion of counsel) as may be approved by the Issuer and the Indenture Trustee, be delivered to the Issuer and the Indenture Trustee.

     (c) No issuance or transfer of a Class B Note or any beneficial interest therein shall be made to any Person unless the Indenture Trustee has received either (a) a certificate from such transferee in the form of Exhibit D hereto, to the effect that such transferee is not an employee benefit plan, trust, or account subject to Title I of ERISA or subject to Section 4975 of the Code, or a governmental plan defined in Section 3(32) of ERISA subject to any federal, state, or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("SIMILAR LAW") (each, a "PLAN") and is not an entity, including an insurance company separate account or an insurance company general account if the assets in any such accounts constitute "plan assets" for purposes of ERISA, whose underlying assets include plan assets by reason of a plan investor's investment in the entity (such plan or entity, a "PLAN INVESTOR"), or (b) an opinion of counsel satisfactory to the Indenture Trustee and the Issuer to the effect that the proposed issuance or transfer of such Class B Notes will not cause any assets of the Trust Property to be deemed to be "plan assets" subject to the fiduciary responsibility provisions of ERISA or prohibited transactions provisions of Section 4975 of the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of Section 406 or Section 407 of ERISA or Section 4975 of the Code or Similar Law, and will not subject the Indenture Trustee or the Issuer to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those undertaken in the Indenture. Notwithstanding the foregoing, the Indenture Trustee will not require such opinion if, as a result of a change of law or otherwise, counsel satisfactory to the Indenture Trustee has rendered an opinion to the effect that the purchase and holding of a Class B Note by a Plan Investor will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law. In addition, to the extent that the Indenture Trustee may reasonably so request, a prospective investor shall provide such evidence as may be deemed necessary to substantiate the accuracy of the representations upon which the issuance or transfer of a Class B Note is made.

     (d) The Indenture Trustee shall have no liability to the Issuer, any Noteholder, or any other Person arising from a transfer of any Note in reliance upon a certification or representations, or an opinion described in this Section
2.09. Neither the Issuer nor the Indenture Trustee is obligated to register or qualify the Notes under the Securities Act or any other securities law.

     (e) Promptly after receipt, the Indenture Trustee shall furnish to a requesting Holder, or any prospective owner designated by such Holder, the information required to be delivered to Holders and prospective owners of Notes in connection with resales of the Notes to permit compliance with Rule 144A of the Securities Act in connection with such resales. Such information with respect to the Notes shall be provided to the Indenture Trustee as provided in the Sale and Assignment Agreement.

     Section 2.10 Release of Collateral. Subject to Section 11.01 and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer's Certificate and an Opinion of Counsel required by Section 11.01.

     Section 2.11 Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Trust Property. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Note Owner by its acceptance of an interest in the applicable Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

     Section 2.12 ERISA. Each purchaser or transferee of a Class A Note that is a Benefit Plan shall be required to represent in writing that the relevant conditions for exemptive relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23 or other applicable exemption providing substantially similar relief have been satisfied or has provided a written representation to the Issuer satisfactory to the Issuer in lieu thereof and that neither the Seller, the Administrator, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Benefit Plan's assets; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan's assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Benefit Plan's assets and (ii) will be based on the particular investment needs for such Benefit Plan.

                                   ARTICLE III

                                    COVENANTS

     Section 3.01 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to Section 8.06, the Issuer will cause to be distributed all Available Funds on deposit in the Collection Account on a Payment Date for the benefit of
(i) the Class A Notes, to the Class A Noteholders and (ii) the Class B Notes, to the Class B Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     Section 3.02 Maintenance of Office or Agency. The Issuer will or will cause the Administrator or the Indenture Trustee to maintain in The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03 Money for Payments to be Held in Trust.

     (a) As provided in Section 8.02, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account (after required transfers thereto from the other Trust Accounts) shall be made on behalf of the Issuer by the Paying Agent (including the Indenture Trustee when serving as a Paying Agent), and no amounts so withdrawn from the Collection Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

     The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Property as provided in this Indenture and the Issuer shall not otherwise be liable for payments on the Notes. No Person shall be personally liable for any amounts payable under the Notes. If any other provision of this Indenture conflicts or is deemed to conflict with the provisions of this paragraph, the provisions of this paragraph shall control.

     The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

         (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

         (ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

         (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

         (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

         (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer upon receipt of an Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to or for the account of the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     Section 3.04 Existence. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, and the Trust Property.

     Section 3.05 Protection of Trust Property. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other liens in respect of the Trust Property, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Trust Property. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and will take such other action necessary or advisable to:

         (i) Grant more effectively all or any portion of the Trust Property;

         (ii) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

         (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

         (iv) enforce any of the Trust Property;

         (v) preserve and defend title to the Trust Property and the rights of the Indenture Trustee and the Noteholders in such Trust Property against the claims of all persons and parties; or

         (vi) pay all taxes or assessments levied or assessed upon the Trust Property when due.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute all financing statements, continuation statements or other instruments required to be executed pursuant to this Section and the Indenture Trustee shall execute all financing statements, continuation statements or other instruments required to be executed pursuant to this section upon written notice and instructions from the Issuer.

     Section 3.06 Opinions as to Trust Property.

     (a) Promptly after the execution and delivery of this Indenture, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the Indenture Trustee's first priority perfected security interest in the Trust Property for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

     (b) Within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel, dated as of a date during such 90-day period, to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been executed and filed that are necessary to create and continue the Indenture Trustee's first priority perfected security interest in the collateral for the benefit of the Noteholders, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action shall be necessary to perfect such security interest.

     Section 3.07 Performance of Obligations.

     (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Property or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in the Basic Documents or such other instrument or agreement.

     (b) The Issuer may contract with or otherwise obtain the assistance of other Persons (including, without limitation, the Administrator under the Administration Agreement) to assist it in performing its duties and obligations under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate shall be deemed to be action taken by the Issuer. The Indenture Trustee shall not be responsible for the action or inaction of the Administrator. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Basic Documents and in the instruments and agreements included in the Trust Property, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Assignment Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee and the Holders of at least a majority of the Outstanding Amount of the Highest Priority Class.

     (d) The Issuer agrees that it will not waive timely performance or observance by the Seller of its respective duties under the Basic Documents if any such waiver would adversely affect the Holders of the Notes.

     Section 3.08 Negative Covenants. Until the Termination Date, the Issuer shall not:

         (i) except as expressly permitted by the Basic Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Property, unless directed to do so by the Indenture Trustee;

         (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Property;

         (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien created by this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Property or any part thereof or any interest therein or the proceeds thereof (other than tax liens and other liens that arise by operation of law), (C) permit the lien created by this Indenture not to constitute a valid first priority (other than with respect to any such tax or other lien) security interest in the Trust Property; or

         (iv) dissolve or liquidate in whole or in part.

     Section 3.09 Reporting by the Administrator.

     No later than 3:00 p.m. New York City time on each Administrator Report Date, the Issuer shall cause the Administrator to deliver (by telex, facsimile, electronic transmission, first class mail, overnight courier or personal delivery) to the Issuer, the Trust Agent and the Indenture Trustee a statement (the "PAYMENT DATE STATEMENT") setting forth with respect to the next succeeding Payment Date:

         (i) the Class A Note Interest Payment Amount and the Class B Note Interest Payment Amount, if any, for such Payment Date;

         (ii) The Class A Note Principal Payment Amount and the Class B Note Principal Payment Amount, if any, for such Payment Date; the portion of the Class A Note Principal Payment Amount, if any, constituting the Class A Note Accelerated Principal Payment Amount; and the scheduled principal payment amount for such Quarterly Principal Amount as set forth in Schedule I.

         (iii) the amount to be on deposit in the Trust Spread Account on such Payment Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Payment Date;

         (iv) the amount of the withdrawal, if any, required to be made from the Trust Spread Account by the Indenture Trustee pursuant to Section 8.04(b);

         (v) the amount to be on deposit in the Trigger Spread Account on such Payment Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Payment Date;

         (vi) the amount of the withdrawal, if any, required to be made from the Trigger Spread Account by the Indenture Trustee pursuant to Section 8.05(b);

         (vii) the amount of fees paid to the Owner Trustee, the Indenture Trustee and Trust Agent on such Payment Date;

         (viii) the amount of any interest accrued and unpaid with respect to such Payment Date after giving effect to payments to be made on such Payment Date (stated separately for each Class of Notes) and the change in such amounts from those with respect to the immediately preceding Payment Date;

         (ix) the amount of any Class A Note Interest Carryover Shortfall on such Payment Date and the change in such amount from that with respect to the immediately preceding Payment Date; and

         (x) for each Quarterly Payment Date, the Trigger Ratio with respect to such Quarterly Payment Date.

         Section 3.10 Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, on or before 120 days after December 31 of each year (commencing with December 31, 2000) until the Outstanding Amount of the Notes has reduced to zero, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

         (i) a review of the activities of the Issuer during such annual period and of performance under this Indenture has been made under such Authorized Officer's supervision; and

         (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such annual period, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.11 Issuer May Consolidate, etc. Only on Certain Terms.

     (a) The Issuer shall not consolidate or merge with or into any other Person

         (i) without the prior written consent of the holders of not less than 51% of the Outstanding Amount of the Highest Priority Class, by Act of such holders delivered to the Issuer, and unless;

         (ii) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Basic Document on the part of the Issuer to be performed or observed, all as provided herein;

         (iii) immediately after giving effect to such consolidation or merger, no Default or Event of Default shall have occurred and be continuing;

         (iv) the Rating Agency Condition shall have been satisfied with respect to such consolidation or merger;

         (v) the Issuer shall have received an Opinion of Counsel which shall be delivered to and shall be satisfactory to the Indenture Trustee to the effect that such consolidation or merger will not have any material adverse tax consequence to the Trust, any Noteholder or any Certificateholder;

         (vi) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

         (vii) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no such actions will be taken) each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been compiled with (including any filings required by the Exchange Act); and

         (viii) the Issuer or the Person (if other than the Issuer) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (A) greater than zero and (B) not less than the net worth of the Issuer immediately prior to giving effect to such consolidation or merger.

     (b) The Issuer shall not convey or transfer all or substantially all of its properties or assets, including those included in the Trust Property, to any Person (except as expressly permitted by the Basic Documents),

         (i) without the prior written consent of the holders of not less than 51% of the Outstanding Amount of the Highest Priority Class, by Act of such holders delivered to the Issuer and the Indenture Trustee and

         (ii) the Person that acquires by conveyance or transfer the properties and assets of the Issuer shall (A) be a United States citizen or a Person organized and existing under the laws of the United States or any State,
     (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form and substance satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture and each other Basic Document on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

         (iii) immediately after giving effect to such conveyance or transference, no Default or Event of Default shall have occurred and be continuing;

         (iv) the Rating Agency Condition shall have been satisfied with respect to such conveyance or transference;

         (v) the Issuer shall have received an Opinion of Counsel which shall be delivered to and shall be satisfactory to the Indenture Trustee to the effect that such conveyance or transference will not have any material adverse tax consequence to the Trust, any Noteholder or any Certificateholder;

         (vi) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

         (vii) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel (which shall describe the actions taken as required by clause (v) above or that no such actions will be taken) each stating that such conveyance or transference and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filings required by the Exchange Act); and

         (viii) the Person acquiring by conveyance or transference the properties or assets of the Issuer has a net worth, immediately after such conveyance or transfer, that is (A) greater than zero and (B) not less than the net worth of the Issuer immediately prior to giving effect to such conveyance or transfer.

     Section 3.12 Successor Transferee.

     (a) Upon any consolidation or merger of the Issuer in accordance with
Section 3.11(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all or substantially all the assets or properties of the Issuer pursuant to Section 3.11(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee stating that the Issuer is to be so released.

     Section 3.13 No Other Business. The Issuer shall not engage in (i) any business other than financing, purchasing, owning, selling and managing the Underlying Certificates and the Contract Rights in the manner contemplated by this Indenture and the other Basic Documents and activities incidental thereto or (ii) any other business or activities as contemplated by Section 2.03 of the Trust Agreement.

     Section 3.14 Restricted Payments. Except as expressly permitted by the Basic Documents, the Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to Onyx, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (A) distributions to the Indenture Trustee, the Owner Trustee, the Noteholders and the holders of Trust Certificates as contemplated by, and to the extent funds are available for such purpose under, the Sale and Assignment Agreement or the Trust Agreement and (B) payments to the Indenture Trustee and the Owner Trustee pursuant to Section 1(a)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account, except in accordance with this Indenture and the other Basic Documents.

     Section 3.15 Notice of Events of Default. The Issuer agrees to give the Indenture Trustee, the Trust Agent and the Rating Agency prompt written notice of each Event of Default hereunder and each default on the part of the Seller of its obligations under the Sale and Assignment Agreement.

     Section 3.16 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.17 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Basic Document.

     Section 3.18 Amendments of Sale and Assignment Agreement and Trust Agreement. The Issuer shall not agree to any amendment to Section 5.01 of the Sale and Assignment Agreement or Section 11.01 of the Trust Agreement to eliminate the requirements thereunder that the Holders of the Notes consent to amendments thereto as provided therein.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

     Section 4.01 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.07, 3.08, 3.11, 3.12, 3.13, 3.17 and 3.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.02) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and release of the Underlying Certificates and the Contract Rights from the lien of this Indenture with respect to the Notes, when

     (A) either

         (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.05 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

         (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation have become due and payable, and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature prior to the date such amounts are payable), in trust in an Eligible Account for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the related Stated Maturity Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.01), as the case may be;

     (B) the Issuer has paid or performed or caused to be paid or performed all amounts and obligations which the Issuer may owe to or on behalf of the Indenture Trustee for the benefit of the Noteholders under this Indenture or the Notes; and

     (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each meeting the applicable requirements of Section 11.01(a) and, subject to Section 11.02, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Section 4.02 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or


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

redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Sale and Assignment Agreement or required by law.

         Section 4.03 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

                                    ARTICLE V

                           EVENTS OF DEFAULT; REMEDIES

     Section 5.01 Events of Default. "EVENT OF DEFAULT," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest on any Class A Note when the same becomes due and payable, and such default shall continue for a period of five days;

     (b) subject to the provisions of the penultimate sentence of this Section 5.01, default in the payment of any interest on any Class B Note or any principal due and payable on any Class of Notes, in each case on the Stated Maturity Date for such Class of Notes;

     (c) (i) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), and such default shall continue or not be cured for a period of 30 days after the Issuer's or Onyx's actual knowledge of such default or notice thereof shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Highest Priority Class or (ii) any representation or warranty made by the Issuer in this Indenture or in any certificate delivered pursuant hereto or in connection herewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after the Issuer's or Onyx's actual knowledge of such breach or notice thereof is given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Highest Priority Class;

     (d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Property, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (e) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Property, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

     The failure to pay principal on the Class A Notes shall not result in the occurrence of an Indenture Event of Default until the Stated Maturity Date for the Class A Notes and no event described as a default in Section 5.01(a) or
Section 5.01(b) shall constitute an Event of Default with respect to the Class B Notes until the Stated Maturity Date for the Class B Notes.

     The Issuer shall deliver to the Indenture Trustee, within five days after obtaining knowledge of the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

     Section 5.02 Rights Upon Event of Default. If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall, if so requested in writing by the Holders of Notes representing at least 66 2/3% of the aggregate Outstanding Amount of the Highest Priority Class, upon prior written notice to the Rating Agency, declare that all the Notes become immediately due and payable, and upon any such declaration the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon, shall become immediately due and payable.

     Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

     (a) The Issuer covenants that, if the Notes are accelerated following the occurrence of an Event of Default, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses and disbursements of the Indenture Trustee and its agents and counsel.

     (b) If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall, at the direction of the Holders of Notes representing at least 66 2/3% of the Outstanding Amount of the Highest Priority Class, as more particularly provided in Section 5.04, proceed to protect and enforce the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (c) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Property, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

         (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

         (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

         (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

         (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (e) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

     (f) In any Proceedings brought by the Indenture Trustee (including any Proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04 Remedies.

     (a) If (i) an Event of Default shall have occurred and be continuing, the Indenture Trustee shall (subject to Section 5.04(b) below and Section 5.05), at the direction of the Holders of Notes representing at least 662/3% of the Outstanding Amount of the Highest Priority Class, take one or more of the following actions as so directed:

         (i) institute Proceedings in its own name and as or on behalf of a trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

         (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Property;

         (iii) exercise any remedies of a secured party under the UCC and any other remedy available to the Indenture Trustee and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee on behalf of the Noteholders under this Indenture or the Notes;

         (iv) sell or otherwise liquidate the Trust Property or any portion thereof or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and use the proceeds of such sale or liquidation for distribution in accordance with the terms of this Indenture; and

         (v) maintain possession of the Trust Property.

     (b) Notwithstanding the foregoing, in the event that the Indenture Trustee is acting at the direction of the Holders of Notes representing at least 662/3% of the Outstanding Amount of the Highest Priority Class, such Noteholders shall not have the right to direct the Indenture Trustee to, and the Indenture Trustee shall not, liquidate the Trust Property in whole or in part unless:

         (i) an Indenture Event of Default as specified in Section 5.01(a), (b),
     (d) or (e) shall have occurred and be continuing; or

         (ii) (A) an Indenture Event of Default as specified in Section 5.01(c) shall have occurred and be continuing and (B) the proceeds of such sale or liquidation would be sufficient to pay all outstanding principal of and accrued interest on the Notes.

     (c) In determining the sufficiency or insufficiency of the proceeds of a sale or liquidation of the Trust Property to pay all amounts required pursuant to Section 5.04(b)(ii) above, the Indenture Trustee may, but need not, at the sole expense of the Issuer obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Property for such purpose.

     (d) In the event that the Indenture Trustee is directed to sell or to otherwise liquidate the Trust Property or any portion thereof or rights or interests therein pursuant to Section 5.04(a)(iv) above, the Indenture Trustee shall, prior to any such public or private sales, notify all holders of Trust Certificates of the proposed sale. Within 15 days of such notice, the holders of the Trust Certificates may purchase the Trust Property at a price equal to the sum of (i) the outstanding principal balance of the Notes and (ii) any accrued and unpaid interest on the Notes. If the Trust Property is not purchased within such 15 days period, the Indenture Trustee shall sell or otherwise liquidate the Trust Property upon such terms and conditions as the Indenture Trustee shall deem necessary and desirable to maximize the recovery under the circumstances and, in connection therewith, shall accept the highest outstanding bid. The Indenture Trustee may, but need not, utilize the services of third parties in the valuation and disposition of the Trust Property provided any such expenses incurred in connection therewith are reasonable and at the sole expense of the Administrator and provided further that the Indenture Trustee may rely on such third party's determination and shall be protected in so relying. Onyx or any of its affiliates shall not be precluded from making a bid to acquire the Trust Property.

     Section 5.05 Optional Preservation of the Trust Property. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee shall, absent direction to the contrary from the Noteholders pursuant to Section 5.04, maintain possession of the Trust Property.

     Section 5.06 Priorities.

     (a) If the Notes have been declared to be due and payable under Section
5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to the Trust Property or the Notes pursuant to this Article or otherwise and any money that may then be held or thereafter received by the Indenture Trustee with respect to the Trust Property or the Notes shall be applied on each Monthly Payment Date in the following order and priority based solely on the Payment Date Statement upon which the Indenture Trustee may conclusively rely:

         first, to pay any accrued and unpaid fees and expenses of the Owner Trustee, the Indenture Trustee and the Trust Agent (including attorneys fees) without preference or priority of any kind; provided that if the Event of Default which results in the application of this Section 5.06 is an Event of Default described in Section 5.01(c), the maximum aggregate amount payable pursuant to this clause first shall be $25,000;

         second, to the Class A Noteholders, to pay accrued interest on the Class A Notes on a pro rata basis based on the interest accrued (including, to the extent permitted by applicable law, interest accrued on any interest accrued but not timely paid) at the related Interest Rate for such Class;

         third, to the Class A Noteholders, to pay principal on the Class A Notes on a pro rata basis based on the Outstanding Amount of the Class A Notes, until the Outstanding Amount of the Class A Notes is reduced to zero;

         fourth, to pay any remaining accrued and unpaid fees and expenses of the Owner Trustee, the Indenture Trustee and the Trust Agent without preference or priority of any kind;

         fifth, to the Class B Noteholders, to pay accrued interest on the Class B Notes on a pro rata basis based on the interest accrued at the related Interest Rate for such Class;

         sixth, to the Class B Noteholders, to pay principal on the Class B Notes in a pro rata basis based on the Outstanding Amount of the Class B Notes, until the Outstanding Amount of the Class B Notes is reduced to zero; and

         seventh, any excess amounts remaining after making the distributions described in clauses first through sixth to the Certificate Distribution Account.

     (b) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

     Section 5.07 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (ii) the Holders of not less than 25% of the Outstanding Amount of the Highest Priority Class have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

         (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

         (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

         (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Highest Priority Class, voting together as a single Class.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes of the Highest Priority Class, each representing less than a majority of the Outstanding Amount of such Highest Priority Class, the Indenture Trustee shall act at the request of the Holders of such Highest Priority Class with the greater Outstanding Amount of such Highest Priority Class; provided, however that if such groups of Holders of such Notes have the same Outstanding Amount of such Highest Priority Class, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture and any such action shall be binding on all parties.

     Section 5.08 Unconditional Rights of Noteholders to Receive Principal and Interest . Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption of the Notes, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder but in all cases subject to the priorities of Section 8.06.

     Section 5.09 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.10 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.11 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

     Section 5.12 Control by Noteholders. The Holders of a majority of the Outstanding Amount of the Highest Priority Class shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

         (i) such direction shall not be in conflict with any rule of law or with this Indenture;

         (ii) any direction to the Indenture Trustee to sell or liquidate the Trust Property shall be subject to the terms of Section 5.04; and

         (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it determines, in its sole discretion, might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.13 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes representing not less than a majority of the Outstanding Amount of the Highest Priority Class may waive any past Default or Event of Default and its consequences except a Default (a) in the payment of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note, as applicable. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Section 5.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     Section 5.15 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or, in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Property or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.06.

     Section 5.17 Performance and Enforcement of Certain Obligations.

     (a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller of its obligations to the Issuer under or in connection with the Sale and Assignment Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Assignment Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller of its obligations under the Sale and Assignment Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be given in writing and may include a facsimile) of the Holders of 662/3% of the Outstanding Amount of the Highest Priority Class shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller under or in connection with the Sale and Assignment Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Assignment Agreement, and any right of the Issuer to take such action shall be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

     Section 6.01 Duties of Indenture Trustee.

     (a) If an Event of Default has occurred and is continuing, of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture with the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge or written notice:

         (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

         (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the other Basic Documents to which the Indenture Trustee is a party; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any of the aforementioned documents and the Indenture Trustee shall have no obligation to verify, re-compute or recalculate any numerical information provided to it pursuant to the Basic Documents.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

         (i) this paragraph does not limit the effect of Section 6.01(b);

         (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it.

     (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

     (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

     (i) Nothing contained herein shall be deemed to authorize the Indenture Trustee to engage in any business operations or any activities other than those set forth in this Indenture. Specifically, the Indenture Trustee shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Property under this Indenture or otherwise vary the assets held by the Trust. Similarly, the Indenture Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of this Trust as set forth in this Indenture.

     (j) The Indenture Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of a majority of the Outstanding Amount of the Highest Priority Class, relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or exercising or omitting to exercise any trust or power conferred upon the Indenture Trustee, under this Indenture.

     (k) The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Indenture Trustee may conclusively assume that there is no Default or Event of Default.

     (l) Subject to the other provisions of this Indenture, the Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (ii) to see to any insurance, (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Property, or (iv) to confirm or verify the contents of any reports or certificates delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

     (m) Anything in this Agreement to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage regardless of the form of action.

     Section 6.02 Rights of Indenture Trustee.

     (a) Except as otherwise provided in the second succeeding sentence, the Indenture Trustee may conclusively rely and shall be protected in acting upon or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, direction, demand, election or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document. Notwithstanding the foregoing, the Indenture Trustee, subject to Section 6.01(b)(ii) upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that shall be specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they comply as to form to the requirements of this Indenture.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed by the Indenture Trustee with due care.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by a majority of Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Agreement, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action.

     (h) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its willful misconduct, negligence or bad faith in the performance of such act.

     Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee is required to comply with Sections 6.11.

     Section 6.04 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Property or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Section 6.05 Notice of Defaults. If a Default occurs and is continuing and a Responsible Officer of the Indenture Trustee has actual knowledge or has received written notice thereof, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the redemption of Notes), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06 Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such Holder to prepare its federal and state income tax returns.

     Section 6.07 Compensation and Indemnity. The Issuer shall, pursuant to the provisions of Section 8.06(b) or Section 5.06(a) as applicable, or shall cause the Administrator to pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall cause the Administrator to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses and disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall cause the Administrator to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall cause the Administrator to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall cause the Administrator to pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's obligations to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(d) or (e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08 Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer. The Issuer may remove the Indenture Trustee if:

         (i) the Indenture Trustee fails to comply with Section 6.11;

         (ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or ordering the winding-up or liquidation of the Indenture Trustee's affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

         (iii) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

         (iv) the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the Outstanding Amount of the Highest Priority Class may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.


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

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The Issuer or the successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee at the expense of the Administrator.

     If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees, expenses and indemnities owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.07.

     Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall (unless the Indenture Trustee is The Chase Manhattan Bank) provide the Rating Agency prompt notice of any such transaction.

     In case at the time such successor by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force and effect of the certificate of the Indenture Trustee pursuant to the Notes or this Indenture.

     Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

     (a) Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Property may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Property, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Indenture Trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

         (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

         (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of co-appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

     Section 6.11 Eligibility; Disqualification.

     (a) The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     (b) If the long term debt rating of the Indenture Trustee shall not be at least BBB- from Standard & Poor's, the Rating Agency shall be given notice of such lower long-term debt rating.

     Section 6.12 Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and Noteholders shall rely:

     (a) the Indenture Trustee is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation; and

     (b) the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.

                                   ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

     Section 7.01 Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders . The Issuer will furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 10 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     Section 7.02 Preservation of Information; Communications to Noteholders.

     (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

     Section 7.03 Fiscal Year of Issuer. Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Property, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article Five.

     Section 8.02 Establishment of Trust Accounts.

     (a) Prior to the Closing Date, the Indenture Trustee shall establish the following accounts:

         (i) an account denominated "Collection Account - Residual Funding OT 2000-A, The Chase Manhattan Bank, Indenture Trustee" (the "COLLECTION ACCOUNT");

         (ii) an account denominated "Trust Spread Account - Residual Funding OT 2000-A, The Chase Manhattan Bank, Indenture Trustee" (the "TRUST SPREAD ACCOUNT"); and

         (iii) an account denominated "Trigger Spread Account - Residual Funding OT 2000-A, The Chase Manhattan Bank, Indenture Trustee" (the "TRIGGER SPREAD ACCOUNT").

     (b) The Trust Accounts shall be Eligible Accounts and relate solely to the Notes and Trust Certificates and, if applicable, the related Eligible Investments. The location and account numbers of the Trust Accounts as of the Closing Date are set forth on Schedule III. The Indenture Trustee shall give the Issuer, the Owner Trustee and the Trust Agent at least five Business Days' written notice of any change in the location of any Trust Account and any related account identification information. All amounts, financial assets and investment property held in, deposited in or credited to, from time to time, the Trust Accounts shall be part of the Trust Property and all amounts, financial assets and investment property held in, deposited in or credited to, from time to time, the Trust Accounts (other than the Certificate Distribution Account) shall be invested by the Indenture Trustee in Eligible Investments pursuant to Sections 8.03(b), 8.04(c) and 8.05(c). In addition, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the foregoing Trust Accounts held by or on behalf of the Indenture Trustee resulting from any investment loss on any Eligible Investments.

     Section 8.03 Collection Account.

     (a) The Indenture Trustee agrees to deposit or cause to be deposited all distributions received with respect to the Underlying Certificates and the Contract Rights into the Collection Account.

     (b) All funds in the Collection Account shall be invested by the Indenture Trustee (if the Indenture Trustee maintains the applicable account), or on behalf of the Indenture Trustee by the depository institution maintaining such account, in Eligible Investments only upon the written direction from the Issuer, as described below. Subject to the limitations set forth herein, the Issuer may direct the depository institution maintaining the Collection Account in writing (with a copy of such direction to the Indenture Trustee, if the Indenture Trustee is not the applicable depository institution) to invest funds in the Collection Account in Eligible Investments. All such investments shall be in the name of the Indenture Trustee for the benefit of the Noteholders. All income or other gain from investment of monies deposited in or credited to the Collection Account shall be included with Available Funds and distributed in accordance with Section 8.06 (a) or (b) as applicable. The maximum permissible maturities of any investments of funds in the Collection Account on any date shall not be later than the Business Day immediately preceding the Monthly Payment Date next succeeding the date of such investment. No investment in Eligible Investments may be sold prior to its maturity.

     (c) In the absence of written direction as provided above, all funds held in the Collection Account shall remain uninvested.

     Section 8.04 Trust Spread Account.

     (a) The Trust Spread Account will be held for the benefit of the Noteholders. The Issuer shall deposit, or cause to be deposited, $2,940,000 into the Trust Spread Account on the Closing Date, from the proceeds received with respect to the sale of the Notes.

     (b) On each Monthly Payment Date that is not also a Quarterly Payment Date, prior to the Quarterly Payment Date on which the Outstanding Amount of the Class A Notes has been reduced to zero, the Indenture Trustee shall withdraw funds from the Trust Spread Account, to the extent funds are on deposit therein, equal to the amount by which the Class A Note Interest Payment Amount with respect to such Monthly Payment Date exceeds the Available Funds on such Monthly Payment Date. On each Quarterly Payment Date prior to or on the Quarterly Payment Date on which the Outstanding Amount of the Class A Notes has been reduced to zero, the Indenture Trustee shall withdraw funds from the Trust Spread Account, to the extent funds are on deposit therein, equal to the amount by which the sum of (1) the amounts set forth in Section 8.06(b)(i) and (ii), and (2) if such Quarterly Payment Date is also the Class A Stated Maturity Date, the amount set forth in
Section 8.06(b)(iv), each with respect to such Quarterly Payment Date, exceeds the Available Funds on such Quarterly Payment Date. On the first Quarterly Payment Date occurring after the Outstanding Amount of the Class A Notes has been reduced to zero, the Indenture Trustee shall withdraw all amounts on deposit in the Trust Spread Account. The Indenture Trustee shall deposit any funds withdrawn from the Trust Spread Account pursuant to this Section into the Collection Account to be distributed pursuant to Section 8.06(a) or 8.06(b), as applicable. If the amount of cash on deposit in the Trust Spread Account on any Quarterly Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Quarterly Payment Date other than withdrawals relating to distributions to be made pursuant to this sentence) exceeds the Trust Spread Account Maximum, the Indenture Trustee shall withdraw any excess and deposit it into the Collection Account to be distributed pursuant to Section 8.06(b).

     (c) Amounts held in the Trust Spread Account shall be invested in the manner specified in Section 8.03(b), and such investments shall be made in accordance with written instructions from the Issuer, provided that, if the Indenture Trustee does not receive any such written instructions prior to any date on which an investment decision must be made, the funds held in the Trust Spread

Account will remain uninvested. All such investments shall be in the name of the Indenture Trustee. All income or other gain from investment of monies deposited in or credited to the Trust Spread Account shall be maintained in the Trust Spread Account for the benefit of the Noteholders. The maximum permissible maturities of any investments of funds in the Trust Spread Account on any date shall not be later than the Business Day immediately preceding the Monthly Payment Date next succeeding the date of such investment.

     Section 8.05 Trigger Spread Account.

     (a) The Trigger Spread Account will be held for the benefit of the Noteholders.

     (b) On each Monthly Payment Date that is not also a Quarterly Payment Date, prior to the Quarterly Payment Date on which the Outstanding Amount of the Class A Notes has been reduced to zero, the Indenture Trustee shall withdraw funds from the Trigger Spread Account, to the extent funds are on deposit therein, equal to the amount by which the Class A Note Interest Payment Amount with respect to such Monthly Payment Date exceeds the sum of (i) Available Funds on such Monthly Payment Date and (ii) any amounts transferred to the Collection Account from the Trust Spread Account on such Monthly Payment Date pursuant to
Section 8.04(b). On each Quarterly Payment Date prior to or on the Quarterly Payment Date on which the Outstanding Amount of the Class A Notes has been reduced to zero, the Indenture Trustee shall withdraw funds from the Trigger Spread Account, to the extent funds are on deposit therein, equal to the amount by which the sum of (1) the amounts set forth in Section 8.06(b)(i) and (ii), and (2) if such Quarterly Payment Date is also the Class A Stated Maturity Date, the amount set forth in Section 8.06(b)(iv), each with respect to such Quarterly Payment Date, exceeds the sum of (1) Available Funds on such Quarterly Payment Date and (2) any amounts transferred to the Collection Account from the Trust Spread Account on such Quarterly Payment Date pursuant to Section 8.04(b). On the first Quarterly Payment Date occurring after the Outstanding Amount of the Class A Notes has been reduced to zero, the Indenture Trustee shall withdraw all amounts on deposit in the Trigger Spread Account. The Indenture Trustee shall deposit any funds withdrawn from the Trigger Spread Account pursuant to this
Section into the Collection Account to be distributed pursuant to Section 8.06(a) or 8.06(b), as applicable.

     (c) Amounts held in the Trigger Spread Account shall be invested in the manner specified in Section 8.03(b), and such investments shall be made in accordance with written instructions from the Issuer, provided that, if the Indenture Trustee does not receive any such written instructions prior to any date on which an investment decision must be made, the funds held in the Trigger Spread Account will remain uninvested. All such investments shall be in the name of the Indenture Trustee. All income or other gain from investment of monies deposited in or credited to the Trigger Spread Account shall be transferred to the Collection Account monthly, included with Available Funds and distributed in accordance with Section 8.06(a) or (b) as applicable. The maximum permissible maturities of any investments of funds in the Trigger Spread Account on any date shall not be later than the Business Day immediately preceding the Monthly Payment Date next succeeding the date of such investment.

     Section 8.06 Distributions.

     (a) On each Monthly Payment Date that is not also a Quarterly Payment Date, based solely on the Payment Date Statement upon which the Indenture Trustee may conclusively rely, the

Indenture Trustee shall distribute Available Funds on deposit in the Collection Account in respect of such Monthly Payment Date in the following amounts and order of priority:

         (i) to the Holders of the Class A Notes, the Class A Note Interest Payment Amount for such Monthly Payment Date pro rata; and

         (ii) if the Outstanding Amount of the Class A Notes has not been reduced to zero, to the Trust Spread Account, the remainder until the balance in the Trust Spread Account equals the Trust Spread Account Maximum.

No other amounts shall be withdrawn from the Collection Account on a Monthly Payment Date.

     (b) On each Quarterly Payment Date, based solely on the Payment Date Statement, the Indenture Trustee shall distribute all Available Funds on deposit in the Collection Account in respect of such Quarterly Payment Date in the following amounts and order of priority:

         (i) to the Indenture Trustee, the Owner Trustee and the Trust Agent, any accrued and unpaid fees of the Indenture Trustee, the Owner Trustee and the Trust Agent, respectively, in each case to the extent such fees have not been previously paid;

         (ii) to the Holders of the Class A Notes, the Class A Note Interest Payment Amount for such Quarterly Payment Date, pro rata;

         (iii) if the Outstanding Amount of the Class A Notes has not been reduced to zero, to the Trust Spread Account, the remainder until the balance in the Trust Spread Account equals the Trust Spread Account Maximum;

         (iv) to the Holders of the Class A Notes, the Class A Note Principal Payment Amount for such Quarterly Payment Date, pro rata;

         (v) if the Outstanding Amount of the Class A Notes has not been reduced to zero and if a Trigger Event has occurred and is continuing, to the Trigger Spread Account, one-half of the balance remaining in the Collection Account after giving effect to the payments described in clauses (i) through (iv) above;

         (vi) to the Holders of the Class B Notes, the Class B Note Interest Payment Amount for such Quarterly Payment Date, pro rata;

         (vii) to the Holders of the Class B Notes, the Class B Note Principal Payment Amount for such Quarterly Payment Date, pro rata;

         (viii) to the Certificate Distribution Account, the balance to be distributed to the Holders of the Trust Certificates, pursuant to the Trust Agreement.


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

     Section 8.07 Statements to Noteholders.

     (a) On each Payment Date, the Indenture Trustee shall include with each distribution to each Noteholder of record as of the related Record Date and shall provide to the Trust Agent, on behalf of the Owner Trustee, a statement, prepared by the Administrator setting forth for such Payment Date the following information as of the related Payment Date or such Payment Date, as the case may be:

         (i) the amount of such payment allocable to principal (stated separately for each Class of Notes);

         (ii) the amount of such payment allocable to interest (stated separately for each Class of Notes);

         (iii) the amount to be on deposit in the Trust Spread Account on such Payment Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Payment Date;

         (iv) the amount to be on deposit in the Trigger Spread Account on such Payment Date, before and after giving effect to deposits thereto and withdrawals therefrom to be made in respect of such Payment Date;

         (v) the amount of the withdrawal, if any, required to be made from the Trust Spread Account by the Indenture Trustee with respect to such Payment Date;

         (vi) the amount of the withdrawal, if any, required to be made from the Trigger Spread Account by the Indenture Trustee;

         (vii) the amount of fees paid to the Owner Trustee, the Trust Agent and the Indenture Trustee, with respect to such Payment Date;

         (viii) the amount of any Class A Note Principal Carryover Shortfall and any accrued and unpaid interest on such Payment Date and the change in such amounts from those with respect to the immediately preceding Payment Date (with respect to accrued and unpaid interest, stated separately for each Class of Notes); and

         (ix) the Outstanding Amount of each Class of Notes.

Each amount set forth pursuant to subclauses (i) or (ii) above shall be expressed as a dollar amount per $1,000.00 of original principal amount of a Note.

     (b) Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Administrator shall prepare and furnish to the Issuer, the Indenture Trustee and each Paying Agent, and the Paying Agent shall furnish to each Person who on any Record Date during such calendar year shall have been a Holder of a Note, a statement or statements containing the sum of the amounts set forth in clauses (i) and (ii) above for such calendar year and such other information as is reasonably necessary for the preparation of such Person's federal income tax return in respect of the Notes or, in the event such Person shall have been a Holder of a Note during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder's preparation of federal income tax returns.


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

     Section 8.08 Release of Collateral.

     (a) Subject to the payment of its fees and expenses pursuant to Section 6.07, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.07 have been paid, release any remaining portion of the Trust Property that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request accompanied by an Officer's Certificate and an Opinion of Counsel meeting the applicable requirements of Section 11.01.

     Section 8.09 Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.08(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee (and not at the expense of the Indenture Trustee), stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Property. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

     Section 9.01 Supplemental Indentures Without Consent of Noteholders.

     (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agency, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, and the other parties hereto at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

         (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien created by this Indenture, or to subject to the lien created by this Indenture additional property;

         (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

         (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

         (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

         (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or the Basic Documents or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not adversely affect the interests of the Holders of the Notes without the consent of the Holder of each Outstanding Note affected thereby; or

         (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article Six.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agency, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

     Section 9.02 Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agency, with the consent of the Holders of not less than 51% of the Outstanding Amount of the Highest Priority Class, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

     (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable;

     (b) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article Five, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

     (c) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

     (d) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

     (e) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Property pursuant to Section 5.04;

     (f) decrease the percentage of the Outstanding Amount of the Notes or any Class of Notes required to amend this Indenture or the other Basic Documents;

     (g) permit the creation of any lien ranking prior to or on a parity with the lien created by this Indenture with respect to any part of the Trust Property or, except as otherwise permitted or contemplated herein, terminate the lien created by this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien created by this Indenture.

     The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     It shall be necessary for any Act of Noteholders required under this Section to approve the proposed supplemental indenture.

     Promptly after the execution by the parties hereto of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the


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

modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the parties hereto and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                               REDEMPTION OF NOTES

     Section 10.01 Redemption. In the event that the Seller pursuant to Section 4.01(a) of the Sale and Assignment Agreement purchases the corpus of the Trust, the Notes are subject to redemption in whole, but not in part, on the Quarterly Payment Date on which such repurchase occurs, for a purchase price equal to the Redemption Price; provided, however, that the Issuer has available funds sufficient to pay the Redemption Price. The Seller or the Issuer shall furnish the Rating Agency notice of such redemption. If the Notes are to be redeemed pursuant to this Section, the Issuer shall furnish notice of such election to the Indenture Trustee not later than 20 days prior to the Redemption Date and the Issuer shall deposit with the Indenture Trustee in the Collection Account the Redemption Price of the Notes to be redeemed whereupon the Underlying Certificates and the Contract Rights shall be released from the lien of this Indenture and all Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.02 to each Holder of the Notes.

     Section 10.02 Form of Redemption Notice. Notice of redemption under Section
10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than fifteen days prior to the applicable Redemption Date to each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address appearing in the Note Register. In addition, the Administrator shall notify the Rating Agency upon the redemption of any Class of Notes, pursuant to Section 1(a)(i)(AA) of the Administration Agreement.

     All notices of redemption shall state:

         (i) the Redemption Date;

         (ii) the Redemption Price; and

         (iii) the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02).

     Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

     Section 10.3 Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption (if any) as required by Section 10.02, on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.01 Compliance Certificates and Opinions, etc.

     (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with meeting the applicable requirements of this Section. Notwithstanding the foregoing, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


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

         (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b) Whenever any property or securities are to be released from the lien created by this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating that in the opinion of such person the proposed release will not impair the security created by this Indenture in contravention of the provisions hereof.

     Section 11.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.


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

     Section 11.03 Acts of Noteholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04 Notices, etc., to Indenture Trustee, Issuer and Rating
Agency.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

         (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if in writing, personally delivered, sent by facsimile transmission and confirmed or mailed by overnight service, to or with the Indenture Trustee at its Corporate Trust Office;

         (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing, personally delivered, sent by facsimile transmission and confirmed or mailed by overnight service, to the Issuer addressed to: Onyx Acceptance Residual Funding Owner Trust 2000-A, in care of Bankers Trust (Delaware), as Owner Trustee, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, Attention:
     Corporate Trust Administration Department, or at any other address furnished in writing to the Indenture Trustee by the Issuer; or

     (b) Notices required to be given to the Rating Agency by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered, sent by facsimile transmission and confirmed or mailed by overnight service, to the following address: Standard & Poor's Ratings Services, 55 Water Street (41st Floor), New York, New York 10041,
Attention: Asset Backed Surveillance Department; or at such other address as shall be designated by written notice to the other parties.

     Section 11.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

     Section 11.06 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

     Section 11.07 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 11.08 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 11.09 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.10 Benefits of Indenture. The Seller and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Property, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.11 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.12 Governing Law. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS INDENTURE SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.13 Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 11.14 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 11.15 Trust Obligation. The parties hereto, by entering into this Indenture, and each Noteholder, by accepting a Note or a beneficial interest in a Note, hereby covenant and agree that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee, the Owner Trustee or the Trust Agent, in its individual capacity, or the Seller or the Administrator (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Owner Trustee or the Trust Agent, in its individual capacity, or the Seller or the Administrator, any holder of a beneficial interest in the Issuer, the Owner Trustee, the Trust Agent, the Indenture Trustee, the Seller or the Administrator or of any successor or assign of such Persons, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the Owner Trustee and the Trust Agent have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     Section 11.16 No Petition. The parties hereto, by entering into this Indenture, and each Noteholder, by accepting a Note or a beneficial interest in a Note, hereby covenant and agree that they will not at any time institute against the Seller or the Issuer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents.

     Section 11.17 Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     Section 11.18 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Bankers Trust (Delaware) not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Bankers Trust (Delaware) in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement. Notwithstanding anything herein to the contrary, Section 2.07 of the Trust Agreement shall remain in full force and effect.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered as of the day and year first above written.

                                        ONYX ACCEPTANCE RESIDUAL FUNDING
                                             OWNER TRUST 2000-A

                                        By: BANKERS TRUST (DELAWARE),
                                            not in its individual capacity but
                                            solely on behalf of the Issuer as
                                            Owner Trustee under the Trust
                                            Agreement


                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------

                                        THE CHASE MANHATTAN BANK,
                                        not in its individual capacity but
                                        solely as Indenture Trustee


                                        By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------

                                   SCHEDULE I

                              AMORTIZATION SCHEDULE

              Quarterly
              Payment Date               Principal Payment
              ------------               -----------------

              April 2000                    $ 3,000,000

              July 2000                     $ 8,000,000

              October 2000                  $ 7,800,000

              January 2001                  $ 7,500,000

              April 2001                    $ 5,500,000

              July 2001                     $ 4,000,000

              October 2001                  $ 4,000,000

              January 2002                  $ 3,500,000

              April 2002                    $ 3,500,000

              July 2002                     $ 2,200,000
                                            -----------
                 Total                      $49,000,000
                                            ===========

                                   SCHEDULE II

                           SCHEDULE OF TRIGGER RATIOS

 Quarterly Payment Date
    occurring in:                  1.5 Times Trigger          1.75 Times Trigger
 ----------------------            -----------------          ------------------

    July 2000                           0.92%                        1.07%

    October 2000                        0.93%                        1.09%

    January 2001                        0.93%                        1.08%

    April 2001                          1.00%                        1.16%

    July 2001                           1.12%                        1.30%

    October 2001                        1.27%                        1.48%

    January 2002                        1.34%                        1.57%

    April 2002                          0.83%                        0.97%

    July 2002                           1.24%                        1.45%

    October 2002                        1.62%                        1.89%

    January 2003                        2.22%                        2.59%

                                  SCHEDULE III

                 LOCATION AND ACCOUNT NUMBERS OF TRUST ACCOUNTS


Location:                       The Chase Manhattan Bank
Account Number:                 507-893263
Name of Account Holder:         Collection Account - OT 2000-A,
                                The Chase Manhattan Bank, Indenture Trustee

Location:                       The Chase Manhattan Bank
Account Number:                 507-893298
Name of Account Holder:         Trigger Spread Account - OT 2000-A,
                                The Chase Manhattan Bank, Indenture Trustee

Location:                       The Chase Manhattan Bank
Account Number:                 507-893271
Name of Account Holder:         Trust Spread Account - OT 2000-A,
                                The Chase Manhattan Bank, Indenture Trustee

Location:                       The Chase Manhattan Bank
Account Number:                 507-893301
Name of Account Holder:         Certificate Distribution Account - OT 2000-A,
                                The Chase Manhattan Bank, Trust Agent

                                    EXHIBIT A

                              FORM OF CLASS A NOTE

                              [Begins on Next Page]

                                    EXHIBIT B

                              FORM OF CLASS B NOTE

                              [Begins on Next Page]